Exhibit 10.34

REDACTED

Texas Eastern Transmission Corporation 5400 Westheimer Ct. 77056-5319 P.O. Box 1642 Houston, TX 77251-1642

David A. Weathers
Director
Electric Market Services

June 30, 2000

Mr. Larry Wall
Vice President
Duke Energy Hinds, LLC
5400 Westheimer CT.
Houston, TX. 77056

Re:                  Rate Schedule FT-1 Service Agreement between Texas Eastern Transmission Corporation and Duke Energy Hinds, LLC (Texas Eastern Contract No. 830103)

Dear Mr. Wall:

Duke Energy Hinds, LLC (“DEH”) and Texas Eastern Transmission Corporation (“Texas Eastern”) are parties to the referenced Rate Schedule FT-1 Service Agreement (Texas Eastern Contract No. 830103, referred to herein as the “FT-1 Service Agreement”). In consideration of the mutual covenants and agreements herein contained, DEH and Texas Eastern desire to enter into this Agreement to set forth certain terms and conditions related to the rates for transportation service under the FT-1 Service Agreement and hereby agree to the following:

1.                         Subject to the provisions of Paragraph 2 and 6 herein, commencing on April 1, 2001 and continuing through March 31, 2008, Texas Eastern shall charge DEH, and DEH agrees to pay Texas Eastern, a Reservation Charge rate of [* * *] per month per dekatherm (“Dth”) of DEH’s maximum daily quantity (“MDQ”) under the FT-1 Service Agreement, plus all maximum Usage rates in effect from time to time per Dth delivered for DEH’s account, the ACA surcharge, the GRI surcharge if applicable, and any other applicable surcharges.

2.                         The discount agreed to in Paragraph 1 herein shall be applicable only to transportation of gas quantities received in Texas Eastern’s Access Area Zone ELA and redelivered at Texas Eastern’s M&R No. 73252. In addition the discount agreed to in Paragraph 1 herein shall be applicable only up to the MDQ specified in the FT-1 Service Agreement. To the extent DEH utilizes points of receipt and/or points of delivery other than those points specified in this Paragraph 2. Texas Eastern shall charge, and DEH agrees to pay Texas Eastern, the maximum reservation charge rates applicable to service under Texas Eastern’s Rate Schedule FT-1 and the FT-1 Service Agreement for such service.

_________

*** Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

3.                         Texas Eastern and DEH recognize that Texas Eastern’s Rate Schedule FT-1 rates may be subject to modification from time to time. With regard to the rates applicable to the FT-1 Service Agreement, Texas Eastern and DEH expressly agree that DEH shall be entitled to refunds of payments paid by DEH pursuant to the FT-1 Service Agreement and Rate Schedule FT-1 only in the event the final, non-appealable maximum rate, as determined by the Federal Energy Regulatory Commission (“Commission”) for a given time period (“Final Maximum Rate”) is lower than the rate actually paid by DEH during such time period (“Actual Rate”). Subject to the condition precedent set forth in the foregoing sentence, DEH’s principal refund shall be equal to the product of the difference between the Actual Rate and the Final Maximum Rate and DEH’s MDQ during the refund period. DEH agrees not to initiate or instigate any action or proceedings for the purpose of obtaining refunds in excess of the foregoing amount.

4.                         Notwithstanding the discount agreed to herein, in no event will Texas Eastern charge rates greater than or less than the respective maximum or minimum rates on file with the Commission for service under the FT-1 Service Agreement.

5.                         DEH acknowledges and agrees that all terms and conditions of Texas Eastern’s FERC Gas Tariff, as effective from time to time, and applicable form of service agreement, including provisions for filing of changes in Texas Eastern’s FERC Gas Tariff and in rates, which changes may affect this Agreement, are applicable to the FT-1 Service Agreement. In the event of a conflict between this Agreement and Texas Eastern’s FERC Gas Tariff and/or form of service agreement, Texas Eastern’s FERC Gas Tariff and/or the form of service agreement shall control.

6.                         The discount agreed to in Paragraph 1 herein shall be applicable only for the period commencing on April 1, 2001, and continuing through and including March 31, 2008.

7.                         This Agreement shall be interpreted and performed in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

Very truly yours,

TEXAS EASTERN TRANSMISSION CORPORATION

By:	/s/ A. N. Harris
Agent and Attorney-in-Fact

ACCEPTED AND AGREED TO THIS DAY OF JUNE, 2000

Duke Energy Hinds, LLC

BY:	/s/ Larry Wall
Larry Wall
Vice President